                               AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         LIFETIME ACHIEVEMENT FUND, INC.

                  ---------------------------------------------

                                    ARTICLE I

                                     OFFICES

       Section 1. PRINCIPAL OFFICE IN MARYLAND. The Corporation shall have a principal office in the City of Baltimore, State of Maryland.

       Section 2. OTHER OFFICES. The Corporation may have offices also at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.



                                   ARTICLE II

                             MEETING OF STOCKHOLDERS


       Section 1. PLACE OF MEETING. Meetings of stockholders shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.


       Section 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on a date fixed from time to time by the Board of Directors not less than ninety nor more than one hundred twenty days after the occurrence of the event requiring the meeting. The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940, as amended and any rules and regulations promulgated thereunder (collectively the "'40 Act").

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       Section 3.    NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice thereof not less than ten nor more than ninety days before the date of the meeting.

       Section 4. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of the preparing and mailing notice of such meeting, the secretary shall give the notice of such meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Notwithstanding the foregoing, to the extent required by the '40 Act, special meetings of stockholders for the purpose of voting upon the question of removal of any director or directors of the Corporation shall be called by the secretary upon the written request of holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

       Section 5. NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat and each other stockholder entitled to notice thereof not less than ten nor more than ninety days before the date fixed for the meeting.

       Section 6. BUSINESS OF SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

       Section 7. QUORUM. The holders of shares entitled to cast one-third of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except with respect to any matters which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of each class required to vote as a class on the matter shall constitute a quorum.

       Section 8. VOTING. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a class vote,


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the affirmative vote of a majority of the votes cast of each class entitled to vote as a class on the matter, shall decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless the question is one upon which by express provision of the '40 Act, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto or of the Articles of Incorporation, as may be amended and restated from time to time, or of the Maryland General Corporation Law, of a different vote is required, in which case such express provision shall govern and control the decision of such question.


       Section 9. PROXIES. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.


       Section 10. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other purpose, the Board of Directors may fix, or of any record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer date to the meeting; and (2) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.


       Section 11. INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case


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any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.


       Section 12. INFORMAL ACTION BY STOCKHOLDERS. Except to the extent prohibited by the '40 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the matter and all of the stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS


       Section 1. NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors (which initially was fixed at five in the Corporation's Articles of Incorporation) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law but at no time may be more than twenty, and the tenure of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold offices at the annual meeting of stockholders, except as provided in
Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the


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votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal , may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

       Section 2. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors for any cause of other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

       Section 3. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

       Section 4. MEETINGS. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meting if by mail or at least 24 hours before the meeting if given in person or by telephone, facsimile or electronic mail. The notice need not specify the business to be transacted.

       Section 5. QUORUM AND VOTING. During such time when the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of two of the directors in office at the time but in no event shall a quorum consist of less than one-third of the entire Board of Directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 6. INVESTMENT COMMITTEE. The Board of Directors may appoint an Investment Committee, consisting of three or more members, all of whom shall be


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members of the Board of Directors. The Board of Directors may remove any member and may appoint new alternate or additional members of the Investment Committee, and may request persons who are not directors to serve as ex officio members. It shall be the function of the Investment Committee to advise the Board of Directors as to the investment of the assets of the Corporation. The Investment Committee shall have no power or authority to make any contract or incur any liability whatever or to take any action binding upon the Corporation, the officers, the Board of Directors or the stockholders.


       Section 8. OTHER COMMITTEES. In addition to the Investment Committee specified in Article III, Section 7, the Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more of the directors of the Corporation. The Board of Directors may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate member of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.


       Section 9. MINUTES OF COMMITTEE MEETINGS. The committees shall keep regular minutes of their proceedings.

       Section 10. INFORMAL ACTION BY BOARD OF DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the '40 Act and the rules thereunder requires the approval of directors by vote cast in person at a meeting. Written consent by means of a telecopy shall constitute a valid consent as of the time of receipt.


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       Section 11.   MEETINGS BY CONFERENCE TELEPHONE. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person with respect to matters which pursuant to the '40 Act and the rules thereunder require the approval of directors by vote cast in person at a meeting.

       Section 12. FEES AND EXPENSES. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated retainer as director and/or such other compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES

       Section 1. GENERAL. Notices to directors and stockholders mailed to them at their post office addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

       Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    OFFICERS

       Section 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and


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shall be a chairman of the Board of Directors, a president, a secretary and a treasurer. The Board of Directors may choose also such vice president and additional officers or assistant officers as it may deem advisable. Any number of offices, except the offices of president and vice president and chairman and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

       Section 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


       Section 3. TENURE OF OFFICERS. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed from office by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. A vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.


       Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the chief executive officer and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all committees designated by the Board of Directors. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing ad execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

       Section 5. PRESIDENT. The president shall act under the direction of the chairman and in the absence or disability of the chairman shall perform the duties and exercise the powers of the chairman. He shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe. He shall execute on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


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       Section 6.    VICE PRESIDENTS. The vice presidents shall act under the
direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

       Section 7. SECRETARY. The secretary shall act under the direction of the chairman. Subject to the direction of the chairman he shall attend all meetings of the Board of Directors and all meeting of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the chairman or the Board of Directors. He shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

       Section 8. ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the chairman or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe.

       Section 9. TREASURER. The treasurer shall act under the direction of the chairman. Subject to the direction of the chairman he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the chairman or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

       Section 10. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the chairman or the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time prescribe.


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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

       Section 1. GENERAL. Every holder of stock of the Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate, signed by, or in the name of the Corporation by, the chairman, the president or vice president and countersigned by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number and, if additional shares of stock should be authorized, the class of whole shares of stock owned by him in the Corporation.

       Section 2. FRACTIONAL SHARE INTERESTS. The Corporation may issue fractions of a share of stock. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive stock certificates representing such fractional shares.

       Section 3. SIGNATURES ON CERTIFICATES. Any of or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof, may, but need not, be affixed to certificates of stock.

       Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

       Section 5. TRANSFER OF SHARES. Upon request by the registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of stock


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duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the Articles of Incorporation, of the Bylaws and of the law regarding the transfer of shares have been duly complied with, to record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.

       Section 6. REGISTERED OWNERS. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.


                                   ARTICLE VII

                               NATURE OF THE FUND

       The Corporation shall operate as a "fund of funds" in compliance with the '40 Act, as amended from time to time, and any applicable rules, regulations and SEC orders thereunder.


                                   ARTICLE VIII

                                  MISCELLANEOUS

       Section 1. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

       Section 2. DIVIDENDS. Dividends upon the stock of the Corporation may, subject to the provisions of the Articles of Incorporation and of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation's stock, subject to the provisions of the Articles of Incorporation and of applicable law.


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       It shall be the policy of the Corporation to distribute to its shareholders, at least annually, sufficient net investment income and realized capital gains in order to comply with the provisions of the United States Internal Revenue Code which excludes investment companies from federal income tax. The Board of Directors may provide to the stockholders a plan for reinvesting such net investment income and capital gains under such terms and conditions as the Board of Directors in its discretion, shall deem desirable.

       Section 3. CAPITAL GAINS DISTRIBUTIONS. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

       Section 4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       Section 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

       Section 6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.

       Section 7. INSURANCE AGAINST CERTAIN LIABILITIES. The Corporation shall not bear the cost of insurance that protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

       Section 8. REPORTS TO STOCKHOLDERS. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the period covered by the report and the securities in which the funds of the Corporation were then invested; such report shall also show the Corporation's income and expenses


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for the period from the end of the Corporation's preceding fiscal year to the close of the period covered by the report and any amount paid during such period to any security dealer, legal counsel, transfer agent, dividend disbursing agent, registrar or custodian having a partner, officer or director who was also an officer or director of the Corporation at any time during such period, and shall set forth such other matters as the Board of Directors or such independent firm of public accounts shall determine.

       Section 9. APPROVAL OF FIRM OF INDEPENDENT PUBLIC ACCOUNTS. At every annual meeting of the stockholders of the Corporation there shall be submitted for ratification or rejection the name of the firm of independent public accountants which has been selected for the current fiscal year in which such annual meeting is held by a majority of those members of the Board of Directors who are not investment advisors of, or affiliated persons of an investment advisor of, or officers or employees of, the Corporation, as such terms are defined in the '40 Act.

       Section 10. CUSTODIANSHIP. All securities owned by the Corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company (which bank or trust company is hereby designated "Custodian"). The Corporation may also deposit all or any part of its cash with such Custodian.


       The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors. Said contract shall authorize the Custodian as the Corporation's agent to hold the securities owned by the Corporation and deliver the same upon written order, to receive and receipt for any monies due to the Corporation, and deposit the same in its own banking department or elsewhere, and the Board of Directors may direct, and to disburse such funds upon orders or vouchers. Said contract may authorize the Custodian as the Corporation's agent to keep the books and accounts of the Corporation, to furnish clerical and accounting services, to compute the net asset value of the shares of the Corporation, and to perform such other duties as may be agreed upon.


       The contract with the Custodian shall provide that it is terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian to continue to serve, the Custodian shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor Custodian all securities and monies held by it for account of the Corporation. In such case, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found having the required qualifications and willingness to serve, it shall be the duty of the Board of


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Directors to call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function.

       Section 11. INFORMATION TO ACCOMPANY DIVIDENDS. At the time of the payment by the Corporation of any dividend to its stockholders, each stockholder to whom such dividend is paid shall be notified of the account or accounts from which it is paid and of the amount thereof paid from each such account.

       Section 12. AMENDMENT OF THIS ARTICLE. This Article may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the common stock of the Corporation at the time outstanding and entitled to vote. The Corporation shall notify the stockholders in its next subsequent regular report to the stockholders of any such alteration, amendment or repeal.



                                  ARTICLE IX

                                 INDEMNIFICATION

       Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, not negligently, and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person acted negligently or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceedings, that the person had reasonable cause to believe that his conduct was unlawful.

       The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action of suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses


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(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith, not negligently, and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action of suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.


       To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


       Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article IX. Such determination shall be made (1) by the Board of Directors by a majority action, suit, or proceeding, or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the shareholders of the Corporation.


       Section 2. ADVANCES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled elsewhere under the Bylaws of the Corporation, any agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       Section 3. INSURANCE. Except as set forth in Article VIII, Section 7, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.


       Section 4. REFERENCES TO "CORPORATION". For purposes of this Article IX, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


       Section 5. FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators or such a person.


       Section 6. APPLICABLE LAWS. This Article IX shall be interpreted consistent with, and subject to any limitations of, the Maryland General Corporation Law and the `40 Act.



                                   ARTICLE X

                                   AMENDMENTS

       Except as otherwise provided in these Bylaws, the Board of Directors shall have the power to make, alter, amend or repeal bylaws of the Corporation. No amendment of these Bylaws shall effect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


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


                                    ARTICLE XI

                           VOTING OF PORTFOLIO SHARES

       Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by this Corporation in any other corporation shall be represented and voted at any meeting of the stockholders of any such corporation by any one of the following officers of this Corporation in the following order who shall attend such meeting, i.e.: the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by this Corporation at such meeting. When for any reason it shall be impossible or inconvenient for any of the officers named above to attend any meeting of the stockholders of any such corporation in which this corporation owns or holds shares of stock, then, in that event, any one of the officers above named may execute a proxy to represent this Corporation at such stockholders' meeting and to vote all shares of such corporation owned or held by this Corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons. Voting of portfolio shares shall at all times comply with any and all requirements of the '40 Act as amended from time to time, and the new and regulations thereunder.




                                          APPROVED:



Date:  June 15, 2000                By:/s/Charles H. Richter
                                       -----------------------------
                                           Title: Secretary
                                                 ------------------------------

100805


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